EXHIBIT 99

                         THE COLONEL'S INTERNATIONAL, INC.

PRESS RELEASE
FOR IMMEDIATE RELEASE

Contact:  Jeffrey A. Chimovitz
          The Colonel's International, Inc.
          620 South Platt Road
          Milan, Michigan 48160
          (313) 439-4200


          NASDAQ LISTS STOCK OF THE COLONEL'S INTERNATIONAL, INC.
                        AND MERGERS ARE FINALIZED

     MILAN, MICHIGAN (December 29, 1995): The Colonel's International, Inc. announced today that shares of its common stock have been approved for trading on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") SmallCap Market. Trading on the Nasdaq SmallCap Market is scheduled to commence January 2, 1996. Common stock of The Colonel's International, Inc. will be traded under the symbol "COLO".

     The Colonel's International, Inc. also announced today that its planned merger and reorganization transactions with Brainerd International, Inc., and The Colonel's Inc. will be completed effective December 31, 1995. As a result of these transactions, The Colonel's, Inc. and Brainerd International Raceway, Inc. will be wholly-owned subsidiaries of The Colonel's International, Inc.

     The Colonel's, Inc., based in Milan, Michigan, is a leading domestic manufacturer of plastic replacement bumpers and faicas for the automotive aftermarket industry in North America. Brainerd International Raceway, Inc. owns and operates Brainerd International Raceway, a multi-purpose motor sports facility located in Brainerd, Minnesota.